                                                                 EXHIBIT 10.72.1

                            FINAL ESCROW AGREEMENT
                            ----------------------


     THIS FINAL ESCROW AGREEMENT is made and effective as of the twenty-fourth day of May, 1999, by and among TARRANT APPAREL GROUP, a California corporation (the "Parent"), TARRANT MEXICO, S. de R.L. de C.V., a limited liability company organized under the laws of the Republic of Mexico (the "Purchaser"), and JAMIL TEXTIL, S.A. de C.V., and INMOBILIARIA CUADROS, S.A. de C.V., corporations organized under the laws of the Republic of Mexico (collectively the "Sellers"), with respect to the following facts:

     A. Pursuant to that certain Final Agreement for Purchase of Assets dated as of April 18, 1999 (the "Purchase Agreement"), by and among the Purchaser, the Sellers, and Kamel Nacif and Irma Benavides Montes De Oca, the sole shareholders of the Sellers (collectively, the "Shareholders"), the Purchaser, a wholly owned subsidiary of the Parent, will purchase certain assets of the Sellers.

     B. In partial consideration for the purchase of such assets, the Purchaser will deliver to the Sellers an aggregate of 1,724,000 shares of the Common Stock of the Parent.

     C. The Sellers and the Shareholders have agreed, jointly and severally, to indemnify, defend and hold harmless the Parent, the Purchaser and certain associated persons from and against certain liabilities, all as more fully set forth in the Purchase Agreement.

     D. The Sellers desire to grant each such indemnified person a security interest in such shares and all distributions thereon as security for the performance of the obligations of the Sellers or the Shareholders under the Purchase Agreement.

     E. The Sellers desire to obtain from the Parent, and the Parent desires to grant to the Sellers, certain rights to cause the Shares to be registered under the Securities Act of 1933, as amended. The Parent shall have no obligations under this Agreement, except as expressly set forth in Section 2.

     ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, covenants and undertakings contained herein, the parties hereto agree as follows:

     1.   PLEDGE
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          1.1  Pledge.  The Sellers hereby deliver to the Purchaser, and
               ------
authorize and direct the Purchaser to hold pursuant to the terms and conditions of this Agreement, certificates representing 1,724,000 shares of the Common Stock of the Parent (the "Shares"), together with a stock power duly executed in blank, receipt of which hereby is acknowledged. The Shares and any other property which may be delivered to the Purchaser under Section 1.2 hereof shall be held by the Purchaser as partial security for the performance of the obligations of the Sellers and the Shareholders under the Purchase Agreement, including, but not limited to, the obligation of the Sellers under
Section 4.3 of the Purchase Agreement with respect to certain breaches of environmental laws.

     1.2  Additional Collateral. The Sellers shall deliver or cause to be
          ---------------------
delivered to the Purchaser, and hereby authorize and direct the Purchaser to hold pursuant to the terms and conditions of this Agreement, all distributions made during the term hereof on the Shares, whether in the form of securities, cash or other property, as additional collateral subject to this Agreement. The Shares and all distributions on the Shares shall be referred to herein as the "Escrow Fund."

     1.3  Voting Rights and Distributions.  During the term of this Agreement,
          -------------------------------
the Sellers shall have the right (i) to vote the Shares and any additional shares of the capital stock of the Company held by the Purchaser hereunder on each issue presented to the shareholders of the Parent and (ii) to receive all cash distributions thereon subject to the limitations set forth in Section 1.2.

     1.4  Notice of Claims.
          ----------------

          (a) The Company shall give prompt written notice (a "Demand Notice") to the Sellers of any claim against the Sellers or the Shareholders under the Purchase Agreement by the Company or any other person entitled to indemnification or contribution under Section 6.2 of the Purchase Agreement (an "Indemnified Person"), including, but not limited to, any claim that (i) any representation or warranty of the Sellers or the Shareholders made in the Purchase Agreement was not true and complete in all respects when made, (ii) the Sellers or the Shareholders have failed to timely perform any obligation to be performed by any of them under the Purchase Agreement or (iii) any Indemnified Person is entitled to indemnification under Section 6.2 of the Purchase Agreement. The Demand Notice shall include a summary description of the factual and legal bases for the claim and an estimate of the amount of the claim. The Sellers shall have the right to contest any claim described in a Demand Notice by giving written notice (a "Dispute Notice") to the Company within ten (10) calendar days of the Demand Notice. In the event the Sellers do not give a Dispute Notice within such ten (10) day period, the description of the claim contained in the Demand Notice (including, but not limited to, the factual and legal bases therefor and the estimate of the amount of the claim) shall be deemed conclusively to be true and complete; provided, however, that the Company
                                             -----------------           -------
shall be entitled thereafter to submit additional Demand Notices pursuant to this Section 1.4 with respect to the same claims as were described in such initial Demand Notice and the Sellers shall have the right to contest any such additional demand Notice, all as set forth above.

          (b) In the event the Sellers shall timely deliver a Dispute Notice with respect to any claim (other than a claim based upon the demand of a person other than an Indemnified Person (a "third party claim")) and such claim shall not have been conclusively resolved on or before September 30, 2002, the parties shall attempt to resolve the dispute through mediation. In the event such mediation shall not resolve the claim, either the Indemnified Party or the Sellers may require binding arbitration of the claim pursuant to Section 3.12 of this Agreement.

     1.5  Distribution of Escrow Fund.
          ---------------------------

          (a) The Purchaser shall distribute to the Sellers the Escrow Fund in three equal installments on April 1, 2000, 2001 and 2002 (a "Distribution Date"); provided, however, that no portion of the Escrow Fund shall be to the
        ------------------
Sellers until the Sellers have complied in full with its obligations under
Section 4.3 of the Purchase Agreement. Notwithstanding the foregoing, any portion of the Escrow Fund to be distributed to the Sellers on a Distribution Date shall be reduced by (i) that portion of the Escrow Fund which previously had been distributed pursuant hereto to an Indemnified Party, (ii) that portion of such distribution which has a value, determined pursuant to Section 1.6, equal as nearly as practicable to the aggregate claims set forth in any unresolved Demand Notice, and (iii) that portion of such distribution (determined before any reduction required by clause (i) or (ii)) which is determined by multiplying (x) the amount of such distribution (before any such reduction) by the quotient the numerator of which is (y) the difference between 15,000,000 square yards and the number of square yards of denim of marketable quality actually produced by the Plant (as defined in the Purchase Agreement) and the denominator of which is (z) 15,000,000 square yards. Upon the later to occur of October 1, 2002, and the resolution of all claims (including third party claims) set forth in all Demand Notices delivered hereunder on or prior to October 1, 2002, the Purchaser shall distribute to the Sellers the Escrow Fund as the same has been reduced by that portion of the Escrow Fund which previously had been distributed to an Indemnified Party.

          (b) In the event the Sellers shall fail to timely deliver a Dispute Notice with respect to any claim set forth in a Demand Notice (other than a third party claim), or such claim is resolved by the agreement of the parties or by arbitration as set forth in Section 3.12, the Purchaser, promptly after the last day on which such Dispute Notice could have been timely given or after receipt by the Purchaser of a written notice of such agreement signed by the Purchaser and the Sellers or of such arbitration decision, the Purchaser shall deliver to the Indemnified Party, on the one hand, or to the Sellers, on the other hand, that portion of the Escrow Fund which has a value, determined pursuant to Section 1.6, equal as nearly as practicable to the value of the claim as set forth in the Demand Notice, if a Dispute Notice with respect thereto was not timely delivered, or as determined by the agreement of the parties or the arbitration, as the case may be.

          (c) In the event a third party claim set forth in a Demand Notice is finally determined by a decision from which no appeal may be taken, the Purchaser shall distribute to the Indemnified Party, on the one hand, or to the Sellers, on the other hand, that portion of the Escrow Fund which has a value, determined pursuant to Section 1.6, equal as nearly as practicable to the value of the claim as so finally determined.

     1.6  Valuation of Escrow Fund.  The fair market value of a share of the
          ------------------------
Common Stock of the Parent shall be determined for purposes of this Agreement by an investment banker of national reputation mutually acceptable to the Purchaser and the Sellers. In the event the Purchaser and the Sellers cannot agree on such investment banker, each party shall select an investment banker and the two investment bankers so selected shall select a third investment banker of national reputation who shall determine the fair market value of a share of the Common Stock of the Parent. In the event either the Purchaser or the Sellers shall fail to select an investment banker as aforesaid within five days of the written request therefor by the other, the investment banker selected by the requesting party shall make the determination of value required by this Section
1.6. Any such determination shall be made by reference to the price which the Purchaser would realize, net of all costs and expenses, from the sale of such shares in the open market, taking into account the effect of such sale on the market price of the Common Stock of the Parent, together with such other factors as such investment banker may deem appropriate.

     1.7  Use of Shares as Collateral.  Pursuant to that certain Facility
          ---------------------------
Development Agreement dated December 11, 1998, between the Purchaser and Tex Transas, S.A. de C.V., a corporation under common control with the Purchaser (the "Developer"), the Developer has agreed to develop and construct a turn-key facility for the production of twill fabric (the "Facility"), and the Purchaser shall have the right, but not the obligation, to purchase or lease the Facility. The Purchaser and the Sellers jointly may agree, from time to time, that the Sellers may pledge the Shares to secure any indebtedness incurred by the Sellers or the Developer in developing or constructing the Facility or purchasing equipment for use in the Facility, all on such further terms and conditions as may be mutually acceptable to the Purchaser and the Sellers.

     2.   REGISTRATION RIGHTS
          -------------------

          2.1  Piggy-Back Registration Rights.
               ------------------------------

               (a) In the event that after April 1, 2001, the Parent proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), and the registration form to be used therefor may be used for the registration of the Common Stock of the Parent (other than Forms S-8 or S-4 or any successor thereto), the Parent shall give prompt written notice to all holders of the Shares of its intention to effect such a registration and, subject to the terms and conditions contained in this Section 2, shall include in such registration all Shares with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the giving of the Parent's notice; provided, however, that in no event shall the Parent be
                        -----------------
required to register any Shares which then are held by the Purchaser pursuant to
Section 1 of this Agreement.

               (b) If a registration subject to subparagraph (a) above is an underwritten registration, and the managing underwriters advise the Parent in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Parent shall include in such registration (i) first, the securities the Parent proposes to sell and (ii) second, such number of the Shares and other securities requested to be included in such registration as the managing underwriters believe can be sold in such offering, pro rata among the holders of such Shares and other securities on the basis of the number of shares of the Common Stock of the Parent owned by each such holder, and those Shares which are excluded from the registration shall be withheld from the market by the holders thereof for such period, not to exceed 180 days, which the managing underwriters reasonably determine to be necessary in order to effect the registration.

     2.2  General.  If any registration subject to this Section 2 is an
          -------
underwritten offering, the selection of the investment bankers and managers for the offering shall be made by the Parent in its sole and absolute discretion.

          (a) The holders of any Shares included in any registration statement pursuant to this Section 2 shall enter into such customary agreements (including an underwriting agreement in customary form) and use their best efforts to take all such other actions as the Parent or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares.

          (b) Each holder of Shares included in any registration statement pursuant to this Section 2 shall indemnify, to the extent permitted by law, the Parent, its officers and directors and each person who controls the Parent (within the meaning of the Securities Act of 1933, as amended) against all losses, claims damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same are caused by or contained in any information furnished in writing to the Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Parent has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, such holder shall indemnify the underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act of 1933, as amended) to the same extent as provided above with respect to the indemnification of the Parent.

          (c) With respect to each inclusion of Shares in a registration statement pursuant to this Section 2, all fees, costs and expenses of and incidental to such registration and public offering in connection therewith shall be borne by the Parent; provided, however, that the holders of Shares included in any such registration statement shall bear their pro rata share of the underwriting discount and commissions and shall bear their own legal and accounting expenses incurred in reviewing independently of the Parent the registration statement or prospectus.

     (d) Any Shares which are included in an underwritten registration pursuant to this Section 2 shall be sold by the holder thereof pursuant to the terms of the underwriting agreement among the Parent, the managing underwriters and the holders of the securities included in such registration.

     3.   MISCELLANEOUS
          -------------

          3.1  Notices.  Any notice or other communication required or
               -------
permitted hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof, or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

          3.2  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

          3.3  Headings.  Section and subsection headings are not to be
               --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          3.4  Successors and Assigns.  All of the terms, provisions and
               ----------------------
obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          3.5  Governing Law.  The validity, construction and interpretation
               -------------
of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          3.6  Counterparts.  This Agreement may be executed simultaneously
               ------------
in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          3.7  Third Parties.  Nothing in this Agreement, expressed or implied,
               -------------
is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

          3.8  Attorney's Fees.  In the event any party takes legal action to
               ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, attorneys' fees and costs) incurred in such action.

          3.9  Further Assurances.  Each party hereto shall, from time to time
               ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

          3.10 Injunctive Relief.  Each of the parties hereto acknowledges and
               -----------------
agrees that it would be difficult to fully compensate the other parties for damages resulting from the breach or threatened breach of any provision of this Agreement and, accordingly, that each party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of any party to any other relief or to claim and recover damages.

          3.11 Consent To Jurisdiction.  Subject to Section 3.12, each party
               -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          3.12 Arbitration.  Any controversy arising out of or relating to this
               -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. No party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so. This
Section 3.12 shall not limit the right of any party to seek injunctive relief in the courts of the State of California or the United States of America.

          3.13 Construction.  This Agreement was reviewed by legal counsel for
               ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          3.14 Legend.  The Sellers understand and agree that the following
               ------
legend will be placed on the certificates evidencing the Shares:

     THIS CERTIFICATE AND THE SHARES EVIDENCED HEREBY MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE ALIENATED ONLY IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THAT CERTAIN ESCROW AGREEMENT DATED AS OF MAY 24, 1999. A COPY OF WHICH IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                Parent:            TARRANT APPAREL GROUP

                                   By  /s/ Gerard Guez
                                   --------------------------------------------
                                   Authorized Representative
                                   3151 East Washington Boulevard
                                   Los Angeles, California  90023
                                   Telecopier: (323) 881-0368

               Purchaser:          TARRANT MEXICO, S. de R.I. de C.V.


                                   By  /s/ Gerard Guez
                                   --------------------------------------------
                                   Authorized Representative
                                   3151 East Washington Boulevard
                                   Los Angeles, California  90023
                                   Telecopier: (323) 881-0368

               Sellers:            JAMIL TEXTIL, S.A. de C.V.


                                   By /s/ Kamel Nacif
                                   --------------------------------------------
                                   Authorized Representative
                                   Edgar Allen Poe #231
                                   Col. Polanco, C.P. 11550
                                   Mexico, D.F.
                                   Telecopier: (525) 255-1009

                                   INMOBILIARIA CUADROS, S.A. de C.V.


                                   By /s/ Kamel Nacif
                                   --------------------------------------------
                                   Authorized Representative
                                   Edgar Allen Poe #231
                                   Col. Polanco, C.P. 11550
                                   Mexico, D.F.
                                   Telecopier: (525) 255-1009